                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                CONTACT:  R. GREGORY LEWIS
                                                                 (615) 269-1900


                          J. ALEXANDER'S CORP. REPORTS
                           SOLID SALES GAINS FOR 2003


                       SAME STORE SALES RISE 3.9% FOR YEAR
                           AND 4.9% FOR FOURTH QUARTER

         NASHVILLE, TN., Feb. 23, 2004 --- J. Alexander's Corporation (AMEX:
JAX), owner and operator of 27 J. Alexander's full-service, contemporary upscale American restaurants in 12 states, today reported operating results for the year and fourth quarter ended December 28, 2003. At the same time, the Company announced the election of Joe N. Steakley, senior vice president of internal audit of HCA - Hospital Corporation of America, as a board member of J. Alexander's Corporation.

         "The solid trend in sales growth during the first three quarters of 2003 continued in the fourth quarter," said Lonnie J. Stout II, chairman, president and chief executive officer. "We were extremely pleased with the Company's same store sales, which were up 3.9% for the year and 4.9% for the fourth quarter. Particularly noteworthy," he pointed out, "was the fact that these results did not include any significant menu price increases."

         The J. Alexander's Corporation senior executive said the addition of Joe Steakley to the Company's board "will enhance the already strong leadership provided by our directors. Joe's background in public accounting and with HCA will be of considerable benefit to our organization. We look forward to his counsel and contributions."

         For the year ended December 28, 2003, J. Alexander's Corporation had net sales of $107,059,000, up from $98,779,000 recorded in 2002. For the most recent quarter,

J. Alexander's reported net sales of $28,362,000, an increase from $25,099,000 reported in the same period a year ago.

         Income before income taxes for 2003 reached $2,710,000 and reflected pre-opening expenses of $997,000 and interest expense of $2,108,000. This compares to income before income taxes and cumulative effect of change in accounting principle of $2,608,000 in 2002, reflecting pre-opening expenses of $134,000 and interest expense of $1,296,000. For the most recent quarter, income before income taxes amounted to $669,000 and reflected pre-opening expenses of $471,000 and interest expense of $514,000. This compares to income before income taxes and cumulative effect of change in accounting principle of $921,000 in the fourth period of 2002, reflecting pre-opening expenses of $92,000 and interest expense of $446,000.

         "Considering the significant pre-opening expenses incurred in connection with opening three new restaurants in 2003, including those associated with the Houston location which was added to our fourth quarter development schedule, and the increase in interest expense resulting from long term financing we put in place in the fourth quarter of 2002, we believe 2003 was very successful for the Company," Stout continued. "Further," he said, "the strong momentum of 2003 has continued into January and February and has given us confidence that 2004 will be another successful year."

         The Company's net income for 2003 amounted to $3,832,000, or $ .57 per diluted share, as compared to net income of $2,835,000, or $ .42 per diluted share, posted in 2002. Net income for the fourth quarter of 2003 was $2,301,000, or $.34 per diluted share, as compared to net income of $2,061,000, or $ .31 per diluted share, recorded in the last period of the prior year.

         Both the fourth quarter and the full year of 2003 included a $1,475,000 favorable adjustment to the Company's deferred income tax provisions. This item resulted from recognizing a portion of the Company's deferred tax assets by reducing the valuation allowance on these assets based on the expectation of using them in the future. The effect of this item was to increase earnings per diluted share by $ .22 for both the fourth quarter and the year. A similar adjustment in the amount of $1,200,000 was included in the fourth quarter and full year 2002, increasing earnings per diluted share by $.18 for both of those periods. Net income for 2002 also reflected a goodwill impairment charge of $171,000, or $.03 per share, which was recorded as a cumulative effect of change in accounting principle in connection with the adoption by the Company of SFAS No. 142 "Goodwill and Other Intangible Assets".

         "We expected that our pre-tax income for the fourth quarter of 2003 would be somewhat below results from the fourth quarter of 2002 because of the opening of two new restaurants in the recent period," Stout observed. "We also expected continued pressure on operating expenses in the fourth quarter of 2003 from higher food costs, which rose to 33.1% of sales from 31.5% in the corresponding period a year earlier."

         Stout noted that the Company has completed a new annual beef pricing agreement which will become effective in March. "We have benefited from two years of favorable beef costs," he said. "However, our new agreement is expected to increase our beef costs by 13% to 14% and to increase our cost of sales by approximately $1.5 million annually. Beef is our largest food purchase category and represents approximately 28% of our total cost of sales. Through a combination of a planned menu price increase in the range of 3% effective in March and continued gains in same store sales, we believe we can offset the increases in our input costs."

         Stout explained that it is difficult to forecast the specific impact a price increase will have on sales for the full year in 2004. "We do expect, however, to continue to post increases in guest counts."

         Commenting on the performance of new restaurants, Stout said, "Historically, we have often had difficulty accurately forecasting opening sales volumes and the profitability ramp-up for new restaurants due to the nature of the J. Alexander's concept. J. Alexander's sales volumes are extremely dependent on developing a reputation in markets for providing outstanding quality and service. Sometimes the process is painfully slow. Our last two restaurant openings have not met our sales expectations in their first months of operation and are expected to continue to experience losses for 2004. As with all of our restaurants, we will continue to focus every day on excellent execution and guest satisfaction in these new locations, and believe this approach will result in more acceptable performance over time. We expect continued increases in sales and profits from our same store base to more than offset the negative results from our newest two restaurants."

         Stout said that while the Company currently has no new restaurant openings planned for 2004, it is continuing to evaluate expansion opportunities and will sustain its posture of targeting major U.S. markets as possible sites for additional J. Alexander's restaurants.

         "We are pleased with our prospects going forward as reflected in our same store sales results through mid-February. Although we are still confronted with certain pressures on operating expenses that will not abate significantly in the near term, we remain optimistic that 2004 will be another solid year," he added.

         J. Alexander's Corporation presently owns and operates its 27 J. Alexander's restaurants in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander's is a contemporary American restaurant placing a special emphasis on food quality and professional service. The Company is based in Nashville, Tennessee.


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This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those associated with the Company's ability to increase sales and profitability in certain of its restaurants, and others described from time-to-time in the Company's filings with the Securities and Exchange Commission, press releases and other communications.






J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                              Year Ended                  Quarter Ended
                                                               ------------------------       -----------------------
                                                                DEC. 28        Dec. 29        DEC. 28        Dec. 29
                                                                  2003           2002           2003           2002
                                                               ---------      ---------      ---------      ---------

Net sales ................................................     $ 107,059      $  98,779      $  28,362      $  25,099

Costs and expenses:
   Cost of sales .........................................        34,732         31,245          9,387          7,907
   Restaurant labor and related costs ....................        35,031         32,806          9,280          8,162
   Depreciation and amortization of restaurant
     property and equipment ..............................         4,337          4,345          1,136          1,050
   Other operating expenses ..............................        19,538         18,531          5,206          4,682
                                                               ---------      ---------      ---------      ---------
     Total restaurant operating expenses .................        93,638         86,927         25,009         21,801

General and administrative expenses ......................         7,568          7,720          1,680          1,805
Pre-opening expense ......................................           997            134            471             92
                                                               ---------      ---------      ---------      ---------
Operating income .........................................         4,856          3,998          1,202          1,401
Other income (expense):
   Interest expense, net .................................        (2,108)        (1,296)          (514)          (446)
   Other, net ............................................           (38)           (94)           (19)           (34)
                                                               ---------      ---------      ---------      ---------
     Total other expense .................................        (2,146)        (1,390)          (533)          (480)
                                                               ---------      ---------      ---------      ---------

Income before income taxes and cumulative
    effect of change in accounting principle .............         2,710          2,608            669            921
Income tax provision (benefit):
   Current ...............................................           353            802           (157)            60
   Deferred ..............................................        (1,475)        (1,200)        (1,475)        (1,200)
                                                               ---------      ---------      ---------      ---------
     Total ...............................................        (1,122)          (398)        (1,632)        (1,140)
                                                               ---------      ---------      ---------      ---------
Income before cumulative effect of change in
   accounting principle ..................................         3,832          3,006          2,301          2,061
Cumulative effect of change in accounting principle ......            --           (171)            --             --
                                                               ---------      ---------      ---------      ---------
Net income ...............................................     $   3,832      $   2,835      $   2,301      $   2,061
                                                               =========      =========      =========      =========

Basic earnings per share:
   Income before cumulative effect of change in
     accounting principle ................................     $     .59      $     .44      $      36      $     .31
   Cumulative effect of change in accounting principle ...            --           (.02)            --             --
                                                               ---------      ---------      ---------      ---------
   Basic earnings per share ..............................     $     .59      $     .42      $     .36      $      31
                                                               =========      =========      =========      =========

Diluted earnings per share:
   Income before cumulative effect of change in
     accounting principle ................................           .57      $      44      $     .34      $     .31
Cumulative effect of change in accounting principle ......            --           (.02)            --             --
                                                               ---------      ---------      ---------      ---------
   Diluted earnings per share ............................     $     .57      $      42      $     .34      $     .31
                                                               =========      =========      =========      =========

Weighted average number of shares:
    Basic earnings per share .............................         6,519          6,757          6,433          6,687
   Diluted earnings per share ............................         6,693          6,812          6,762          6,727


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J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF SALES


                                                                        Year Ended                    Quarter Ended
                                                                 -------------------------       -------------------------
                                                                  DEC. 28         Dec. 29         DEC. 28        Dec. 29
                                                                    2003            2002            2003            2002
                                                                 ---------       ---------       ---------       ---------

Net sales ................................................           100.0%          100.0%          100.0%          100.0%

Costs and expenses:
   Cost of sales .........................................            32.4            31.6            33.1            31.5
   Restaurant labor and related costs ....................            32.7            33.2            32.7            32.5
   Depreciation and amortization of restaurant
     property and equipment ..............................             4.1             4.4             4.0             4.2
   Other operating expenses ..............................            18.2            18.8            18.4            18.7
                                                                 ---------       ---------       ---------       ---------
     Total restaurant operating expenses .................            87.5            88.0            88.2            86.9

Restaurant operating income ..............................            12.5            12.0            11.8            13.1

General and administrative expenses ......................             7.1             7.8             5.9             7.2
Pre-opening expense ......................................             0.9             0.1             1.7             0.4
                                                                 ---------       ---------       ---------       ---------
Operating income .........................................             4.5             4.0             4.2             5.5
Other income (expense):
   Interest expense, net .................................            (2.0)           (1.3)           (1.8)           (1.7)
   Other, net ............................................              --            (0.1)           (0.1)           (0.1)
                                                                 ---------       ---------       ---------       ---------
     Total other expense .................................            (2.0)           (1.4)           (1.9)           (1.9)
                                                                 ---------       ---------       ---------       ---------

Income before income taxes and cumulative
       effect of change in accounting principle ..........             2.5             2.6             2.4             3.7

Income tax provision (benefit):
   Current ...............................................             0.3             0.8            (0.6)            0.2
   Deferred ..............................................            (1.4)           (1.2)           (5.2)           (4.8)
                                                                 ---------       ---------       ---------       ---------
     Total ...............................................            (1.0)           (0.4)           (5.8)           (4.5)
                                                                 ---------       ---------       ---------       ---------
Income before cumulative effect of change in
     accounting principle ................................             3.6             3.0             8.1             8.2
Cumulative effect of change in accounting principle ......              --            (0.2)             --              --
                                                                 ---------       ---------       ---------       ---------
Net income ...............................................             3.6%            2.9%            8.1%            8.2%
                                                                 =========       =========       =========       =========



AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant ......................       $  81,600       $  79,200       $  82,200       $  80,200
     Percent increase ....................................            +2.5%                          + 3.0%

Same store weekly sales per restaurant (1) ...............       $  82,200       $  79,100       $  84,100       $  80,200
     Percent increase ....................................            +3.9%                          + 4.9%


(1) Includes the twenty-two restaurants open for more than eighteen months.

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J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                 DECEMBER 28    December 29
                                                    2003           2002
                                                   -------        -------


                                     ASSETS

Current Assets
      Cash and cash equivalents ...........        $ 1,635        $10,525
      Deferred income taxes ...............            791            488
      Other current assets ................          2,707          1,887
                                                   -------        -------
         Total current assets .............          5,133         12,900

Other assets ..............................          1,009            951
Property and equipment, net ...............         73,613         69,521
Deferred income taxes .....................          1,884            712
Deferred charges, net .....................            898            949
                                                   -------        -------
                                                   $82,537        $85,033
                                                   =======        =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .......................        $10,891        $17,495
Long-term obligations .....................         24,642         24,451
Other long-term liabilities ...............          2,572          2,288
Stockholders' equity ......................         44,432         40,799
                                                   -------        -------
                                                   $82,537        $85,033
                                                   =======        =======